UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2025
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation of the United States	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 16, 2025, California member director Jeffrey K. Ball resigned from the Federal Home Loan Bank of San Francisco’s (Bank’s) Board of Directors (Board), effective January 1, 2026, due to competing professional obligations. Mr. Ball’s term was scheduled to expire on December 31, 2028. Mr. Ball currently serves as Chair of the Board’s Regulatory Oversight Compliance Committee, Vice Chair of the Board's Audit Committee, and a member of the Board's Affordable Housing and Community Investment Committee, and Public Affairs Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 17, 2025, the Bank completed its director election voting process for both nonmember independent and member directorships with four-year terms beginning on January 1, 2026.

The Bank's 2025 director elections were conducted online. No in-person meeting of the members was held.

With respect to the at-large election, one candidate, incumbent Lori R. Gay, President and Chief Executive Officer, Neighborhood Housing Services of Los Angeles County, Los Angeles, California, was nominated by the Bank's Board to run for one nonmember public interest independent director position. Of the 333 institutions eligible to vote in the at-large election, 163 participated. Ms. Gay was elected, having received 5,238,598, or 39.48%, of the 13,269,104 total eligible voting shares.

The table below shows the number of votes that each candidate received in the 2025 at-large election for the public interest independent director position:

Name	Organization	Votes	% of Total Eligible Voting Shares
Lori R. Gay	President and Chief Executive Officer Neighborhood Housing Services of Los Angeles County Los Angeles, California	5,238,598	39.48%

With respect to the at-large election, one candidate, incumbent Banafsheh Akhlaghi, Outside General Counsel and Founder, Akhlaghi Law, Mill Valley, California, was nominated by the Bank's Board to run for the one open nonmember independent director position. Of the 333 institutions eligible to vote in the at-large election, 163 participated. Ms. Akhlaghi was elected, having received 5,085,742, or 38.33%, of the 13,269,104 total eligible voting shares.

The table below shows the number of votes that each candidate received in the 2025 at-large election for the independent director position:

Name	Organization	Votes	% of Total Eligible Voting Shares
Banafsheh Akhlaghi	Outside General Counsel and Founder Akhlaghi Law Mill Valley, California	5,085,742	38.33%

Institutions eligible to vote in the 2025 California member director elections nominated two candidates for one California member director position to be filled in the 2025 California member director elections. Of these two candidates, incumbent California member director Joan Opp, President and Chief Executive Officer, Stanford Federal Credit Union, Palo Alto, California, received the most votes cast and was elected. Of the 272 institutions eligible to vote in the 2025 California member director election, 142 participated, casting a total of 6,327,979 votes, of which Ms. Opp received 4,983,889 votes, and of which the other candidate, Dante Tosetti, received 1,344,090 votes.

The table below shows the number of votes that each candidate received in the 2025 election for the California member director position:

Name	Member	Votes
Joan Opp	President and Chief Executive Officer Stanford Federal Credit Union Palo Alto, California (FHFA ID 12985)	4,983,889
Dante Tosetti	Chief Executive Officer BAC Community Bank Stockton, California (FHFA ID 53768)	1,344,090

The Bank's Board has not yet determined on which committees the directors-elect will serve in 2026. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's Board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

Item 7.01 Regulation FD Disclosure.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	99.1	News Release, dated November 19, 2025, issued by the Federal Home Loan Bank of San Francisco
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 19, 2025	By:	/s/ Joseph Amato
Joseph Amato Interim President and Chief Executive Officer